UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported): December 7, 2022

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Essential Utilities, Inc.
(Exact Name of Registrant Specified in Charter)

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Pennsylvania	001-06659	23-1702594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

762 West Lancaster Avenue
Bryn Mawr, Pennsylvania	19010-3489
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 527-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.50 par value	WTRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Annually, the Essential Board of Directors (the “Board”) consults with the independent compensation consultant retained by the Board’s Executive Compensation Committee, Pay Governance, to review compensation paid with the goals of attracting and retaining high quality directors. Based on advice from Pay Governance and Board deliberation, on December 7, 2022, the Board of Essential Utilities, Inc. (the “Company”), upon the recommendation of the Executive Compensation Committee and the Corporate Governance Committee, approved an increase in the annual equity award for all non-employee directors of $10,000 per year. The increase is effective as of January 1, 2023, when the annual cash retainer will remain at $105,000 and the annual equity award will be increased to $120,000 per year. The updated schedule of non-employee directors’ compensation is attached to this Form 8-K as an exhibit and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Non-Employee Directors’ Compensation, effective January 1, 2023.

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENTIAL UTILITIES, INC.

Dated: December 9, 2022	By:	/s/ Christopher P. Luning
	Name:	Christopher P. Luning
	Title:	Executive Vice President, General Counsel and Secretary